EXHIBIT 10.20

ASSIGNMENT OF TRADEMARKS

This Assignment of Trademarks is made effective as of the 31st day of December, 2012 by and between SearchCore, Inc., a Nevada corporation (“Assignor”) and WeedMaps Media, Inc., a Nevada corporation (“WeedMaps” or the “Assignee”).

WHEREAS, the Assignor and Assignee have entered into that certain Agreement and Plan of Reorganization dated December 11, 2012 (the “Purchase Agreement”), whereby Assignor is selling WeedMaps to RMJ BV, a Dutch corporation (“RJM” or the “Buyer”);

WHEREAS, Assignor and WeedMaps have adopted and used in its business the trademarks identified on Exhibit A attached hereto (the “Trademarks”); and

WHEREAS, the Assignee is purchasing the Trademarks from Assignor pursuant to the Purchase Agreement,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Assignor does sell, assign, transfer and set over unto Assignee its entire right, title and interest in and to the Trademarks, together with the good will symbolized by and associated with the business in connection with which the Trademarks are used, all income, royalties, and payments now or hereafter due or payable in respect thereto, and all causes of action either in law or equity, for past, present or future infringement based upon the Trademarks.

2.           Assignor shall duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer and assignment, and all notices, releases, acquittances and other documents that may be necessary to more fully grant, convey, transfer, assign and deliver to and vest in Assignee the Trademarks hereby granted, conveyed, transferred, assigned and delivered or intended so to be.

IN WITNESS WHEREOF, Assignor has caused this Assignment of Trademarks to be executed by its duly authorized officer on the date first above written.

“Assignor”	“Assignee”

SearchCore, Inc.,	WeedMaps Media, Inc.,
a Nevada corporation	a Nevada corporation

/s/ James Pakulis	/s/ James Pakulis
By: James Pakulis	By: James Pakulis
Its: President and Chief Executive Officer	Its: President

Exhibit A

Trademark Serial Number	Trademark Registration Number	Word Mark
85313777		WEEDMAPS
85313748		WEEDMAPS
77238785	3604917	BONFIRE
85295741		WEEDMENU